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                                                                     Exhibit 3.1

STATE OF LOUISIANA

PARISH OF ORLEANS



                           ARTICLES OF INCORPORATION
                                       OF
                            CB&T HOLDING CORPORATION


     The undersigned incorporator, Gary N. Solomon, does by these presents form and organize a corporation, pursuant to the provisions of the Business Corporation Law of Louisiana, Chapter 1 of Title 12 of the Louisiana Revised Statutes of 1950, as amended, and in accordance with the following Articles of Incorporation, to-wit:

                                   ARTICLE I
                                   ---------

                                      NAME

     The name of this corporation is:

                            CB&T HOLDING CORPORATION

                                   ARTICLE II
                                   ----------

                                    PURPOSE

     The objects and purposes for which this corporation is organized and the nature of the business to be carried on by it are stated and declared to be to engage in any lawful activity, for which corporations organized under the laws of the State of Louisiana, and the Business Corporation Law of Louisiana, may engage, and to the extent not prohibited thereby, to enter into and engage in any kind of business or lawful activity of any nature whatsoever in any other state of the United States of America, any foreign nation, and any territory of any country to the extent

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permitted by the law of such other state, nation, or territory.


                                  ARTICLE III
                                  -----------

                                    DURATION


     The duration of the corporation shall be perpetual.


                                   ARTICLE IV
                                   ----------

                                    CAPITAL


     The aggregate number of shares which the corporation shall have authority to issue shall be Five Million (5,000,000), all of the same class, and all with Two Dollar and Fifty Cent ($2.50) par value.


                                   ARTICLE V
                                   ---------

                               ISSUANCE OF STOCK

     Without any necessity of action by the shareholders, previously authorized but unissued shares of stock of the corporation may be issued from time to time by the Board of Directors, and any and all shares so issued and paid for, shall be deemed fully paid stock and not liable to any further assessment or call, and the holder of such shares shall not be liable for any further payment thereon; provided, that shareholders shall have preemptive rights for all issuances of shares pursuant to the terms set forth in Section 72 of the Louisiana Business Corporation Law (the "LBCL"), except that the provisions of Section 72.A(2) of the LBCL shall not be applicable to this corporation.

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                                   ARTICLE VI
                                   ----------

                                SPECIAL MEETINGS

     Special meetings of shareholders may be called by the president, by the Board of Directors or by any shareholder or shareholders holding in the aggregate a majority of the total voting power.


                                  ARTICLE VII
                                  -----------

                                  INCORPORATOR

     The full name and post office address of the incorporator is as follows:
          Gary N. Solomon
          6300 Bertha Drive
          New Orleans, Louisiana  70112



                                  ARTICLE VIII
                                  ------------

                        CORPORATE ACTION OF SHAREHOLDER

     SECTION 1. The affirmative vote of holders of at least three-fourths of the total voting power shall be necessary for the following corporate action:

     (a) Merger or consolidation of the corporation;
     (b) Sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation;
     (c) Dissolution of the corporation; and,
     (d) Amendment to the articles of incorporation.

     SECTION 2. At any meeting called for the purpose of voting on any one or more of the actions set forth in Section 1 hereinabove, notice of such proposed action shall be mailed to every stockholder of record at his last known address at least thirty (30) days prior to such meeting.

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                                   ARTICLE IX
                                   ----------

                             SHAREHOLDERS CONSENTS

     Whenever the affirmative vote of shareholders is required to authorize or constitute corporate action, the consent in writing to such action signed only by shareholders holding that proportion of the total voting power on the question which is required by law or by these Articles of Incorporation, whichever requirement is higher, shall be sufficient for the purpose, without necessity for a meeting of shareholders. If the consent is signed by fewer than all of the shareholders having voting power on the question, prompt notice shall be given to all of the shareholders of the action taken pursuant to the consent.


                                   ARTICLE X
                                   ---------

                                   DIRECTORS

     SECTION 1. Number of Directors. The number of directors of the corporation shall be such number, not less than five (5) nor more than thirty (30), as may be designated in the by-laws and, if not designated, as may from time to time be elected by the shareholders; except, that when all of the outstanding shares are held of record by fewer than three (3) shareholders, then there need be only as many directors as shareholders, but this shall not prevent a greater number of directors as aforesaid.

     SECTION 2. Director's Proxies. Any director absent from a meeting of the Board of Directors or any committee thereof may be represented by any other director or shareholder, who

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may cast the vote of the absent director according to the written instructions, general or special, of the absent director.

     SECTION 3. Quorum. Two-thirds of the members of the Board of Directors shall constitute a quorum for the transaction of any and all business.

     SECTION 4. Qualifications. Each Director shall own in his own right at least four hundred (400) shares of the common stock of this Corporation. Any Director who after his election as such shall cease to be the owner in his own right and unpledged, of the amount of stock as herein aforesaid fixed, shall resign as a Director of the Corporation at any time prior to the next scheduled or specially called meeting of the Board of Directors. If the Director does not so resign, the Board of Directors shall, if they know that a Director has ceased to maintain such qualification, remove the Director from office at the next scheduled or specially called meeting of the Board of Directors; provided, that the Director shall remain in office until such time as the Director resigns or is so removed.

                                   ARTICLE XI
                                   ----------

                               STOCK RESTRICTIONS

     SECTION 1. Securities Laws. In addition to the transfer restrictions set forth in Section 2 of this Article XI, none of the shares of any of the shareholders may be transferred unless such transfer shall be made pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable state securities laws, or an exemption from such registration, and prior to any transfer exempt from registration, the shareholder proposing to transfer shares shall give the Corporation notice describing the manner and circumstances of the

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proposed transfer (copies of which the Corporation shall furnish to each other shareholder following receipt thereof by the Corporation). The Board of Directors may require that the shareholder proposing the transfer deliver contemporaneously with such transfer an opinion of counsel addressed to the Corporation and its shareholders, in form and substance satisfactory to the Corporation, that the transfer complies with all applicable federal and state securities laws.

     SECTION 2. Right of First Refusal. In addition to the transfer restrictions set forth in Section I of this Article XI, no shareholder may transfer, directly or indirectly, any shares except in compliance with the following subsections of this Section 2 of this Article XI.

2.01 Offer. Except as provided in Section 2.05, if at any time a shareholder proposes to sell, assign, or otherwise dispose of all or any part of his interest in the Corporation pursuant to a written offer, such shareholder (the "Offeror") shall first make a written offer to sell such interest to the other shareholders (the "Non-Selling Shareholders") on the same terms and conditions on which the Offeror proposes to transfer the shares. Such offer shall state the name of the proposed transferee and all the terms and conditions of the proposed transfer, including the price to the proposed transferee, and shall be accompanied by a copy of the offer from the proposed transferee and all related information either provided by the transferee or accumulated by the Offeror.

2.02 Acceptance of Offer. The Non-Selling Shareholders shall each have the right for a period of 30 days after receipt of the offer from the Offeror, or such longer period as may be required under Section 2.04, to elect to purchase the shares offered, in proportion to their relative share

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ownership; provided however, the right to purchase shall not be effective unless the Non-Selling Shareholders, in the aggregate, elect to purchase at least sixty (60%) percent of the shares offered. To exercise their rights to purchase, the Non-Selling Shareholders shall give written notice to the Offeror, which notice shall be deemed to be given on the date of mailing by certified or registered mail or, if the notice is not mailed, upon personal delivery to the Offeror.
Upon exercise of the rights to purchase, the purchase shall be closed and payment made within thirty (30) days after exercise, on the same terms as applicable to the offer received by the Offeror from the proposed transferee.

2.03 Failure to Accept Offer. If the Non-Selling Shareholders do not elect to purchase at least sixty (60%) percent of all of the shares offered in accordance with the provisions of Section 2.02, the Offeror may transfer all of the offered shares to the proposed transferee named in the offer. If the Non-Selling Shareholders elect to purchase at least sixty (60%) percent, but not all of, the shares offered, the Offeror may transfer to the previously identified proposed transferee all, or any, of the shares which the Non-Selling Shareholders did not elect to purchase. In all cases, the proposed transferee shall agree in writing to deliver an opinion of counsel addressed to the Corporation and its shareholders, in form and substance satisfactory to the Corporation, that the transfer complies with all applicable federal and state securities laws, said opinion to be delivered contemporaneously with the transfer. If that transfer is not made within 90 days after the expiration of the 30-day period provided in
Section 2.02, a new offer shall be made to the Non-Selling Shareholders and the provisions of this Section 2 of this Article XI shall again apply.

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2.04  Cash Equivalents.  If the proposed offer under Section 2.01 is for consideration other than cash or cash plus deferred payments of cash, the Non-Selling Shareholders may pay the cash equivalent of such other consideration as determined by agreement among the Offeror and the Non-Selling Shareholders. If they cannot agree and such disagreement continues for a period of seven days, any of the shareholders may, by five days written notice, initiate arbitration proceedings for determination of the cash equivalent, such proceedings to be conducted in New Orleans, Louisiana, in accordance with the Expedited Rules of the American Arbitration Association. The arbitrator shall determine the cash equivalent without regard to income tax consequences to the Offeror as a result of receiving cash in lieu of other consideration. The Non-Selling Shareholders, in their sole discretion, may elect to purchase the interest at the determined cash equivalent by notice of such election to the Offeror within ten days after the arbitrator's decision or to withdraw their acceptance of the offer.

2.05 Permitted Transfers. Notwithstanding any other provisions of Section 2 of this Article XI, a transfer to any one or more lineal descendants (whether by blood relation or by adoption), or irrevocable trusts established for the sole benefit of such descendants (such descendants and trusts being hereinafter collectively referred to as "Permitted Transferees"), shall be permitted without first offering the interest to the other shareholders or otherwise complying with this Section 2 of this Article XI. Shareholders holding in the aggregate a majority of the total voting power may adopt any one or more resolutions for the purpose of expanding or modifying the types of family members which qualify as a Permitted Transferee; provided, that no such resolution shall retrospectively impair any transfer which has been effected prior to the adoption of such resolution.

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                                  ARTICLE XII
                                  -----------

                                INDEMNIFICATION

     SECTION 1. The corporation shall indemnify its directors and officers, whether serving the corporation or, at its request, any other entity, in any capacity, to the full extent required or permitted by Louisiana law now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law.

     SECTION 2. The corporation may indemnify other employees and agents to such extent as shall be authorized by the Board of Directors and be permitted by law.

     SECTION 3. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who has ceased to be an officer, director, agent or employee, and shall inure to the benefit of the heirs, executors and administrators of such person.

     SECTION 4. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

     SECTION 5. No amendment or repeal of this Article of the Corporation's Articles of Incorporation shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

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                                  ARTICLE XIII
                                  ------------

                               LIMITED LIABILITY

     SECTION 1. The private property of the shareholders shall not be subject to the payment of corporate debts or the satisfaction of other corporate obligations to any extent whatsoever.

     SECTION 2. The incorporators, officers, and directors of this corporation claim the benefits of limitation of liability of the provisions of La. R.S. 12:24C(4) to the fullest extent allowed by law as fully and completely as though said provisions were recited herein in full.


                                  ARTICLE XIV
                                  -----------

                                   REVERSION

     Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the share became issuable, despite reasonable efforts by the corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the corporation, and the corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (a) payment of the amount of any cash or

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property dividend or redemption price or (b) issuance of any shares, ownership of which has reverted to the corporation pursuant to this Article to the person or entity who or which would be entitled thereto had such reversion not occurred.

     THUS DONE AND EXECUTED, in multiple originals, by the incorporators above named on this 25 day of May, 1994.

                                    /s/ Gary N. Solomon
                                    ------------------------------
                                    Gary N. Solomon, Incorporator

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                                 ACKNOWLEDGMENT
                                 --------------



STATE OF LOUISIANA
PARISH OF ORLEANS


     BEFORE ME, the undersigned authority, personally came and appeared

                                GARY N. SOLOMON

a person of the full age of majority, and to me known to be the persons who signed the foregoing instrument as Incorporator, and who being duly sworn did acknowledge and declare, in my presence and in the presence of Paula Harless and Fred Morgan, the undersigned competent witnesses, that he signed said instrument as his free act and deed for the purposes mentioned therein.

     IN WITNESS WHEREOF, the said appearer and witnesses and I have hereunto affixed our hands on this 25 day of May, 1994, at New Orleans, Louisiana.

WITNESSES:



/s/ Paula J. Harless                          /s/ Gary N. Solomon
--------------------------                    -------------------------
                                              Gary N. Solomon, Appearer


/s/ Fred Morgan
--------------------------



                            /s/Raymond G. Areaux
                            -----------------------
                                 NOTARY PUBLIC

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                               INITIAL REPORT OF

                            CB&T HOLDING CORPORATION


                                       1.

               The Corporation's registered office is located at:

                    Energy Centre
                    1100 Poydras Street
                    New Orleans, Louisiana 70163


                                       2.

               Its registered agent for service of process is:

                    Raymond G. Areaux, Esq.
                    Energy Centre
                    1100 Poydras Street, Suite 2700
                    New Orleans, Louisiana 70163

                                       3.

               The name and address of each of the initial directors are:

                    Gary N. Solomon
                    6300 Bertha Drive
                    New Orleans, Louisiana 70112

                    Martha N. Solomon
                    6300 Bertha Drive
                    New Orleans, Louisiana 70112

                    David A. Briggs
                    701 Metairie Road
                    Metairie, Louisiana 70005

                    Ronald P. Briggs
                    701 Metairie Road
                    Metairie, Louisiana 70005

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                    John A. Meltzer
                    316 S. Rampart Street
                    New Orleans, Louisiana 70112

                    Theodore George Solomon, Jr.
                    2400 Rue St. Martin
                    Hammond, Louisiana 70403

                    Daniel Beryl Buckman
                    No.3 Poydras Street, Apartment 4E
                    New Orleans, Louisiana 70130

                    Fred Morgan
                    2716 Gallinghouse Drive
                    New Orleans, Louisiana 70131

                    Robert Leland Redfearn
                    3713 Carondelet Street
                    New Orleans, Louisiana 70115

     Dated and executed in multiple originals at New Orleans, Louisiana, this 25 day of May, 1994.


                                    /s/ Gary N. Solomon
                                    -------------------------------
                                    GARY N. SOLOMON, INCORPORATOR

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                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                     --------------------------------------
                         BY DESIGNATED REGISTERED AGENT
                         ------------------------------
                                ACT 769 OF 1987
                                ---------------



To the State Corporation Department

State of Louisiana

STATE OF LOUISIANA
PARISH OF ORLEANS


     On this 25 day of May, 1994, Before me, a Notary Public in and for the State and Parish aforesaid, personally came and appeared:

                               RAYMOND G. AREAUX

who is to me known to be the person and who, being duly sworn, acknowledged to me that he does hereby accept appointment as the Registered Agent of CB&T HOLDING CORPORATION, which is a corporation authorized to transact business in the State of Louisiana, pursuant to the provisions of the Title 12, Chapter 1.

                                    /s/ Raymond G. Areaux
                                    ----------------------------------
                                         REGISTERED AGENT

Subscribed and sworn to before
me on the day, month and year
first above set forth



/s/ Leann Opotowsky
----------------------------
     NOTARY PUBLIC
    Leann Opotowsky

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